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                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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[ ]  Preliminary Proxy Statement
[ ]  CONFIDENTIAL, FOR USE OF COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material under Section 240.14a-12

                                   CONOCO INC.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         The following are excerpts from a press release issued by Conoco on
July 23, 2001 regarding the proposed combination of Conoco's Class A common stock and Class B common stock into a single class of new common stock on a one-for-one basis:

         "'Last week our Board approved a plan to convert Conoco's two classes of common stock into a new, single class of common stock. If approved by stockholders, this action will reduce shareholder confusion and increase liquidity in our common stock, which we believe should translate into stronger investor interest,' [Archie W. Dunham, Chairman, Chief Executive Officer and President of Conoco] said."

         "Conoco intends to call a special meeting of its stockholders to vote upon the combination of its two classes of common stock into a single class. Conoco urges its stockholders to read the proxy statement relating to the special meeting because it will contain important information about the proposal and the interests of the participants in the solicitation of proxies. A free copy of the preliminary proxy statement and other documents filed electronically by Conoco with the SEC can be obtained at the SEC's website at www.sec.gov. Conoco stockholders may also obtain a free copy of the preliminary proxy statement and these other documents by directing requests to Conoco Shareholder Relations Department."